Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Carolina Financial Corporation as of December 31, 2015 and 2014 and the years then ended of our report dated March 25, 2016, relating to our audit of the consolidated financial statements of Congaree Bancshares, Inc., which appears in the Annual Report on Form 10-K of Congaree Bancshares, Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Elliott Davis Decosimo, LLC

Columbia, South Carolina
April 4, 2016